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EXHIBIT# 10.13 CAMDEN NATIONAL CORPORATION'S SUPPLEMENTAL RETIREMENT PLAN
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SUMMARY
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                          CAMDEN NATIONAL CORPORATION
                 SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)


The Supplemental Executive Retirement Plan is a salary continuation plan that enables Camden National Corporation to provide additional retirement benefits to key executives with only a minimal impact on the bank's earnings. These supplemental retirement benefits can be used as a way to reward and retain the key executives who are responsible for the company's success, as well as to attract the high caliber executives the company will need in the future as it grows.

The salary continuation plan is designed to provide an annual retirement benefit that will grow on a tax deferred basis and, when added to the retirement benefits that will be provided by the Company's Defined Benefit Plan and Social Security, will provide these key executives with benefit levels comparable to other employees when measured as a percentage of salary at the time of retirement.

This plan provides key executive with annual retirement benefits for the remainder of their life after retirement at age 65. The executives are vested in the benefit pursuant to the vesting schedule in the benefit agreement. The Company's obligations under the plan are unfunded; however, the Company has purchased life insurance policies on the insurable executives to offset the annual expenses associated with the plan and will, given reasonable actuarial assumptions, offset all of the plan's costs during the life of the executive and provide a complete recovery of all plan costs at the executive's death.

This Supplemental Executive Retirement Plan is a non-qualified employee benefit plan. It is non-qualified because it does not qualify for an income tax deduction until the benefit payments are actually paid to the employee at retirement. Because of this, it does not have to comply with the regulations concerning plan design, reporting, funding, vesting and participation that are required with tax-qualified plans.